Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated December 22, 2011 relating to the balance sheet as of September 30, 2011 and 2010, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended September 30, 2011 and 2010 of CD International Enterprises, Inc.

SHERB & CO., LLP,
Certified Public Accountants
Boca Raton, Florida
December 18, 2012